SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant    |X|
Filed by a party other than the registrant  |_|


Check the appropriate box:
|_|Preliminary proxy statement       |_|Confidential, for use of the Commission
|X|Definitive proxy statement           Only (as permitted by Rule 14a-6(e)(2))
|_|Definitive additional materials
|_|Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              TOWNE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box): |X| No fee required.

|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)      Proposed maximum aggregate value of transaction:
(5)      Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                                [GRAPHIC OMITTED]

                              Towne Services, Inc.
                        3950 Johns Creek Court, Suite 100
                             Suwanee, Georgia 30024
                                 (678) 475-5200

                                                                  April 26, 2000


Dear Shareholder:

         We cordially invite you to attend our 2000 annual meeting to be held on Tuesday, May 23, 2000 at 9:00 a.m. local time at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097. At the meeting, shareholders will vote on the following items of business:

o        electing five directors to serve on our board of directors;

o approving our Amended and Restated Director Stock Option Plan, which revises the provisions relating to annual option grants to non-employee directors;

o ratifying the appointment of Arthur Andersen LLP as our independent public accountants; and

o        attending to any other business properly coming before the meeting.

         We have included a copy of our Annual Report with this proxy statement. We encourage you to read the Annual Report. It includes our 1999 financial statements and information on our operations, markets, products and services.

         Please review the enclosed materials carefully. Whether or not you plan to attend the meeting, please promptly return your proxy card in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

         Your vote is very important, and we appreciate your cooperation in considering and acting on the matters presented. We look forward to seeing you at the meeting.

                                                     Sincerely,

                                                     /s/ G.  Lynn Boggs

                                                     G.  Lynn Boggs
                                                     Chief Executive Officer

                              TOWNE SERVICES, INC.
                        3950 Johns Creek Court, Suite 100
                             Suwanee, Georgia 30024
                                 (678) 475-5200

  ----------------------------------------------------------------------------
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MAY 23, 2000

  ----------------------------------------------------------------------------


         The 2000 annual meeting of shareholders of Towne Services, Inc. will be held on Friday, May 23, 2000 at 9:00 a.m. local time at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097, for the following purposes:

1.       to elect five directors to serve on the board of directors;

2. to approve Towne Services' Amended and Restated Director Stock Option Plan, which revises the provisions relating to annual option grants to non-employee directors;

3. to ratify the appointment of Arthur Andersen LLP as our independent public accountants; and

4.       to transact any other business properly coming before the meeting.

         We are not aware of any matters other than those described above that are to come before the meeting. If any other matters arise, however, your signed proxy card gives authority to G. Lynn Boggs and Henry M. Baroco to vote on those matters at their discretion. Shareholders owning shares of common stock of Towne Services at the close of business on April 12, 2000 are entitled to attend and vote at the meeting.

                                           By Order of the Board of Directors,

                                           /s/ G.  Lynn Boggs

                                           G. Lynn Boggs
                                           Chief Executive Officer

April 26, 2000

                              TOWNE SERVICES, INC.
                        3950 Johns Creek Court, Suite 100
                             Suwanee, Georgia 30024
                                 (678) 475-5200

  ----------------------------------------------------------------------------
                          PROXY STATEMENT FOR THE
                      ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MAY 23, 2000

  ----------------------------------------------------------------------------

         Our board of directors is soliciting your proxy for the 1999 annual meeting of shareholders to be held at 9:00 a.m. local time on Tuesday, May 23, 2000 at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097. Voting materials, including this proxy statement, the proxy card and the Annual Report, are first being mailed to the shareholders on or about April 26, 2000.


                           VOTING AND RELATED MATTERS
--------------------------------------------------------------------------------

Q:  What am I voting on?

A:  You are being asked to vote on:

o        the election of five directors;
o the approval of the Amended and Restated Director Stock Option Plan, which revises the provisions relating to annual option grants to non-employee directors; and
o        the   ratification  of  the  appointment  of  our  independent   public
         accountants.


Q:  Who is entitled to vote?

A: Shareholders as of the close of business on April 12, 2000, the record date, are entitled to vote at the meeting.

Q:  How many shares can be voted?

A: As of the record date, 27,233,092 shares of common stock were issued and outstanding. Each shareholder of common stock is entitled to one vote for each share held.

Q:  How do I vote?

A: Complete, sign and mail us your proxy card. If you return your signed proxy card but do not indicate how you wish to vote, your shares will be voted FOR each of the proposals. You may, of course, attend the meeting in person and vote. Even if you plan to attend the meeting, we ask that you sign and return a proxy card.

Q:  What if I change my mind after I return my proxy?

A: You may revoke your proxy and change your vote at any time before the meeting. You may do this by signing and sending a written notice of revocation or another proxy with a later date than the one you want to revoke, or by voting in person at the meeting.

Q:  Who will count the vote?

A: The chairman of the board of directors will select the inspectors of the election for our annual meeting. The inspectors will ascertain the number of shares outstanding and the voting power of the shares, determine the shares represented at the meeting, determine the validity of proxies and ballots, count all votes and determine the results of the voting. The inspectors will deliver a written report after the meeting.

Q:  What constitutes a quorum?

A: A quorum is a majority of the outstanding shares. Shareholders may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. Broker non-votes, or proxies submitted by brokers as holders of record on behalf of their customers that do not indicate how to vote on some or all of the proposals, are also considered part of the quorum.

Q:  How many votes are required to elect the nominees for director?

A: Directors are elected by a plurality. This means that only votes FOR a director are counted, and the five nominees who receive the most votes will be elected.

Q:  How many votes are required to approve the other proposals?

A: Any other proposal will be deemed to be approved by the shareholders if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal.

Q:  Who is paying for this proxy solicitation?

A: We are paying the cost of soliciting proxies. In addition to mailing these materials, our officers, directors and employees will solicit proxies, either personally or via telephone or facsimile. They will not be paid specifically for this solicitation activity. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries who are record holders for their reasonable expenses in forwarding these materials to the beneficial owners of those shares.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

         Under our current articles of incorporation, the board of directors must have no fewer than five nor more than fifteen directors, divided into three equal classes. The board determines the number of directors within these limits. Our directors serve in staggered terms accomplished as follows:

o the directors are divided into three classes-- Class I, Class II and Class III;

o        the classes are as nearly equal in number as possible;

o        each director serves a three-year term; and

o the terms of the classes are staggered so that each term expires in a different year.

Thus, only one class of directors stands for election in each year. The term for Class II directors expires this year. Our five current Class II directors have been nominated for re-election at the meeting for a new three-year term. The term for Class III directors expires in 2001 and the term for Class I directors expires in 2002. The term of office of any additional directors elected by the board expires at the next annual shareholders meeting following their appointment.

         All nominees are currently directors. We believe that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the board of directors fails to stand for election or is unable to accept election, your shares will be voted in favor of the election of another person nominated by the board of directors. There are no cumulative voting rights in the election of directors, which means you may vote only once for a nominee.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                             THE DIRECTOR NOMINEES.

                     Information About Our Director Nominees

         The five Class II director nominees and their ages and terms of office as of April 12, 2000 are as follows:

Name                      Age    Position(s) with Company
----                      ---    ------------------------

Henry M. Baroco           56     President, Chief Operating Officer and Director

Richardson M. Roberts     42     Director

Joe M. Rodgers            66     Director

Glenn W. Sturm            46     Director

J. Stephen Turner         53     Director


Each Class II director's term expires at our annual meeting in 2003.

         HENRY M. BAROCO has been President, Chief Operating Officer and a director of Towne Services since September 1996, and he served as Chief Executive Officer from October 1999 to February 2000. Mr. Baroco has over 30 years of experience with various financial institutions. Before joining Towne Services, Mr. Baroco had been Senior Vice President and General Manager of the vendor finance division of The CIT Group, Inc. since September 1995. From November 1993 to September 1995, he served as Senior Vice President of Sales and Marketing for Norwest Equipment Finance. From April 1991 to November 1993, Mr. Baroco was Senior Vice President and General Manager of Sales and Marketing for LB Credit Corporation. Mr. Baroco also worked in various capacities for GE Capital for over 18 years.

         RICHARDSON M. ROBERTS has been a director of Towne Services since May 1999. He has been Vice Chairman of the Board of Directors of Nova Corporation, a publicly-traded provider of transaction processing services, related software application products and value-added services primarily to small-to-medium sized merchants, since Nova acquired PMT Services, Inc. in September 1998. Mr. Roberts served with PMT Services, a publicly-traded marketer of electronic credit card authorization and payment systems, from 1984 to December 1998, most recently as its Chief Executive Officer.

         JOE M. RODGERS has been a director of Towne Services since May 1998. He has been Chairman of Rodgers Capital Group, L.P., a private investment company specializing in merchant and investment banking, since February 1993. Mr. Rodgers served as Chairman of the Board of Directors and Chief Executive Officer of Berlitz International, Inc., a foreign language services company, from December 1991 to February 1993. From 1985 to 1989, Mr. Rodgers served as United States Ambassador to France. Mr. Rodgers is also a director of AMR
Corporation/American Airlines, Inc.; American Constructors, Inc.; Gaylord Entertainment Company; Gryphon Holdings, Inc.; Lafarge Corporation; SunTrust Bank, Nashville, N.A.; Thomas Nelson, Inc.; Tractor Supply Company; and Willis Corroon Group, PLC.

         GLENN W. STURM has been a director of Towne Services since 1996. Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P. since 1992, and he presently serves as a member of its executive committee. Since 1997 Mr. Sturm has been a director of The InterCept Group, Inc. He is also the Chief Executive Officer of Netzee, Inc. and a member of the general partner of Capital Appreciation Partners, L.P.

         J. STEPHEN TURNER has been a director of Towne Services since 1997. Mr. Turner is the senior partner of Marketstreet Equities Co., a private investment company formed in February 2000 which specializes in equity investments in real estate and growth-oriented businesses. He has been the Chairman of the Board of Directors and Chief Executive Officer of FNB Financial Corp., a bank holding company, since 1990. Mr. Turner is also a director of Farmers National Bank in Scottsville, Kentucky. He has also been the President and Chief Executive Officer of Allen Realty Corporation in Nashville, Tennessee since 1988.

                     Other Directors and Executive Officers

Name                           Age      Position(s) with Company
----                           ---      ------------------------

G. Lynn Boggs                  44       Chief Executive Officer and Director

Cleve B. Shultz                32       Executive Vice President and Secretary

James M. Roberts               48       Executive Vice President

Frank W. Brown                 46       Director

John W. Collins                52       Director

J. Stanley Mackin              67       Director

John D. Schneider, Jr.         46       Director

J. Daniel Speight, Jr.         43       Director

Bahram Yusefzadeh              54       Director

         G. LYNN BOGGS is a co-founder and has been a director of Towne Services since its formation and our Chief Executive Officer since February 2000. In March 1999, Mr. Boggs became a Senior Vice President of Investments for The Bankers Bank, which is headquartered in Atlanta, Georgia. Prior to this time, he served as the Senior Vice President and branch manager of Vining-Sparks Investment Banking Group, L.P., a fixed income broker-dealer to financial institutions in Nashville, Tennessee, since June 1996. Mr. Boggs has been in the securities industry for the past 15 years. From October 1994 to June 1996, he was Senior Vice President-- Investments at PaineWebber, Inc. in Nashville, Tennessee. From March 1993 to October 1994, he was Senior Vice President -- Investments for Prudential Securities Incorporated in Nashville. From 1989 to March 1993, he was Senior Vice President of Vining-Sparks. Mr. Boggs is on the Advisory Board of Directors of The Bank of Green Hills in Nashville. Mr. Boggs' term as a director expires in 2001.

         CLEVE B. SHULTZ has been Executive Vice President of Towne Services since April 1998. He served as the Company's Senior Vice President from January 1996 to April 1998. Prior to joining Towne Services, Mr. Shultz had been Vice President -- Marketing at The Bankers Bank, which is headquartered in Atlanta, Georgia, since August 1993. Before joining The Bankers Bank, Mr. Shultz served as campaign director for Representative John Linder's successful 1992 campaign for the U.S. House of Representatives, 4th Congressional District of Georgia.

         JAMES M. ROBERTS has been Executive Vice President of Sales and Marketing since February 2000. Prior to joining Towne Services, Mr. Roberts worked in a variety of sales and marketing roles for Philips Medical Systems, N.A. since November 1989, most recently as Regional Sales Manager.

         FRANK W. BROWN has been a director of Towne Services since March 1998. Mr. Brown has been a principal with Brown, Burke Capital Partners, Inc. since 1991. Brown, Burke Capital Partners provides financial advisory services to community-oriented financial institutions and middle market corporations in connection with mergers and acquisitions and financing. He is also the managing member of the managing general partner of Capital Appreciation Partners, L.P., an Atlanta-based merchant banking fund. From 1977 to 1991, Mr. Brown worked in various corporate finance and investment banking positions with Bankers Trust Company, The First Boston Corporation and The Robinson-Humphrey Company. Mr. Brown's term as a director expires in 2002.

         JOHN W. COLLINS has been a director of Towne Services since its formation. Mr. Collins is currently the Chairman of the Board of Directors and Chief Executive Officer of The InterCept Group, Inc., a publicly-traded provider of fully-integrated electronic commerce products and services for community financial institutions. Mr. Collins has also served as Chairman of the Board of Directors of Netzee, Inc. since its inception in 1999. Mr. Collins has over 25 years of experience in multiple areas of electronic commerce for community financial institutions. Prior to co-founding The InterCept Group in 1996, he had served as a director and executive officer of several of its predecessor companies and subsidiaries since 1986. Mr. Collins' term as a director expires in 2001.

         J. STANLEY MACKIN has been a director of Towne Services since June 1998. Mr. Mackin has been the Chairman of the Board of Directors of Regions Financial Corporation since 1990 and served as its Chief Executive Officer from August 1990 to January 1998. Prior to joining Regions Financial as its President and Chief Operating Officer in January 1990, Mr. Mackin had worked for Regions Bank since 1966. He served as Chairman and Chief Executive Officer of Regions Bank from 1986 to 1990, as President and Chief Executive Officer from 1983 to 1986, and as head of the commercial loan division from 1971 to 1983. Mr. Mackin's term as a director expires in 2002.

         JOHN D. SCHNEIDER, JR., has been a director of Towne Services since November 1998. Mr. Schneider is President and Chief Executive Officer of Bankers Bancorp Inc., a bank holding company. For the past 12 years, he has been President and Chief Executive Officer of Independent Bankers Bank and Chairman of Bankers Bank Service Corporation, subsidiaries of Bankers Bancorp Inc., in Springfield, Illinois. Mr. Schneider is also a director of Sullivan Bancshares, Inc., First National Bank of Sullivan and Community Bank Mortgage Corp. Mr. Schneider's term as a director expires in 2001.

         J. DANIEL SPEIGHT, JR. has been a director of Towne Services since its formation. Mr. Speight is the President, Chief Executive Officer and a director of FLAG Financial Corporation, a bank holding company. He served as Chief Executive Officer and a director of Middle Georgia Bankshares, Inc. from 1989 until its merger with FLAG Financial in March 1998. He has been Chief Executive Officer and a director of Citizens Bank, a subsidiary of FLAG Financial in Vienna, Georgia, since 1984. Mr. Speight previously served as chairman of The Bankers Bank and is currently a member of the State Bar of Georgia. He is past Chairman of the Georgia Bankers Association Community Banking Committee, past President of The Community Bankers Association of Georgia and past director of the Independent Bankers Association of America. Mr. Speight's term as a director expires in 2002.

         BAHRAM YUSEFZADEH has been a director of Towne Services since 1997. Mr. Yusefzadeh has been Chairman of the Board of Directors and Chief Executive Officer of Phoenix International Ltd., Inc. since its formation in 1993. Mr. Yusefzadeh has over 28 years of experience in the banking software industry. He was a co-founder of Nu-Comp Systems, Inc., where he developed the Liberty Banking System, and he served as Nu-Comp's President and Chief Executive Officer from 1969 to 1986. Mr. Yusefzadeh also served as Chairman of the Board of Directors of Broadway & Seymour, Inc. during 1986 and in various executive capacities for The Kirchman Corporation from 1986 to 1992. Mr. Yusefzadeh's term as a director expires in 2002.

         Executive officers are appointed by the board of directors, and other officers are appointed by the executive officers. Officers serve at the pleasure of the board of directors or the executive officer authorized to make the appointment until their successors are chosen and qualified or until their earlier resignation or removal.

Committees of the Board of Directors and Nominations by Shareholders

         We maintain three committees: an audit committee, a compensation and stock option committee and an executive committee. The audit committee consists of Messrs. Speight, Turner and Yusefzadeh. The audit committee reviews annual and quarterly financial statements and other work of our independent public accountants, makes annual recommendations to the board of directors for the appointment of our independent public accountants and reviews our financial and accounting functions, operations and management. The compensation and stock option committee consists of Messrs. Brown, Speight, Turner and Yusefzadeh, with Mr. Boggs as a non-voting member. The compensation and stock option committee reviews and determines executive compensation objectives and policies and administers our benefit plans. The compensation and stock option committee also reviews and sets the compensation of the chief executive officer and other highly compensated executive officers. The executive committee consists of Messrs. Boggs, Brown, Collins, Sturm and Yusefzadeh. The executive committee is a subgroup of directors charged with all of the functions of the entire board of directors except the duties specifically reserved for the entire board of directors in our bylaws. At least two members of each of the audit and compensation committees are non-employee independent directors.

         We do not have a standing nominating committee. The board of directors nominates candidates to stand for election as directors. Under our bylaws, shareholders may make nominations for directors, but only if nominations are delivered in writing to our corporate secretary no less than 60 and no more than 90 days before the first anniversary of the previous year's annual meeting. Nominations must also include the identity of the nominee and certain other information.

         During 1999, the board of directors held nine meetings. The committees of the board of directors each met as follows: the audit committee, three meetings; the compensation and stock option committee, four meetings; and the executive committee, five meetings. All directors attended 75% or more of all board and applicable committee meetings, with the exception of Messrs. Roberts, Speight and Sturm.

Certain Relationships and Related Transactions

         The information provided below summarizes certain transactions and relationships existing during 1999 among Towne Services and its directors, executive officers and shareholders owning more than 5% of our common stock.

Management Loans

         In 1998 and 1999, we made two loans to our former Chief Executive Officer, Drew W. Edwards. In October 1998, we loaned Mr. Edwards $50,000 to exercise options to acquire 100,000 shares of our common stock. The promissory note was full recourse and accrued interest at the rate of 8.5% per year. ("Full recourse" means that if the borrower defaults in paying the note and the lender obtains a judgment against the borrower, the lender can recover the amount of the judgment from any and all assets of the borrower, rather than being limited to specified collateral.) The note was scheduled to mature on the earlier of February 2000 or the date on which Mr. Edwards sold the common stock purchased with proceeds of the note. In addition, we loaned Mr. Edwards $300,000 in July 1999. This full recourse loan accrued interest at 8.0% per year and was scheduled to mature in August 2001. Mr. Edwards repaid both of these loans in full in March 2000.

         In September 1997, we loaned our President and Chief Operating Officer, Henry M. Baroco, $78,990 to exercise options to acquire 263,300 shares of our common stock. In October 1998, we loaned Mr. Baroco an additional $30,000 to exercise options to acquire 100,000 shares of our common stock. Also, in July 1999, we loaned Mr. Baroco $300,000. The 1997 and 1998 promissory notes, each as amended in April 2000, are full recourse and accrue interest at the rate of 9.0% per year. The 1997 note matures in April 2002. The 1998 promissory note also matures in April 2002. The July 1999 note is a full recourse loan that bears interest at 8.0% per year and matures in July 2002.

         In April 1998, we loaned our former Chief Financial Officer, Bruce F. Lowthers, Jr., $75,000 to exercise options to acquire 75,000 shares of our common stock. We loaned Mr. Lowthers an additional $100,000 in July 1999. Both of these notes are full recourse. The 1998 promissory note, as amended, accrues interest at the rate of 8.0% per year and matures on December 31, 2000. The 1999 promissory note bears interest at 8.0% per year and matures in July 2002.

         In July 1999, we loaned our Executive Vice President, Cleve B. Schultz, $50,000. This loan is full recourse. The note bears interest of 8.0% per year and is due in full in July 2002.

Other Transactions and Relationships

         In August 1999, we paid our former Chief Executive Officer, Drew W. Edwards, $1,040,000 for severance benefits in accordance with his employment agreement.

         During 1999, we incurred costs of $313,000 for communications services provided by InterCept Communications Technologies, Inc., a subsidiary of The InterCept Group, Inc. Mr. Collins, a Towne Services director, is the Chief Executive Officer and Chairman of the Board of Directors of The InterCept Group, and Mr. Sturm, a Towne Services director, is also a director of The InterCept Group. We also invoiced The InterCept Group $825,000 during 1999 for license fees related to our Collection Works!(TM) and Imaging Software products.

         In connection with our acquisition of Forseon Corporation, we paid Rodgers Capital Group, L.P. a total of $300,000 for rendering advisory services and a fairness opinion. During 1999, we retained Rodgers Capital for advisory services related to possible future acquisitions and paid them $4,000 per month plus costs and expenses. During the year ended December 31, 1999, we paid Rodgers Capital an aggregate of $438,000. Joe M. Rodgers, a Towne Services director, is a principal of Rodgers Capital.

         We incurred fees for legal services to a law firm in which Glenn W. Sturm, a Towne Services director, is a partner.

         Please  also  see  the  transactions   described  under   "Compensation
Committee Interlocks and Insider Participation" below.

         Certain transactions with our officers, directors and principal shareholders may be on terms more favorable to these persons than they could obtain in a transaction with an unaffiliated party. Since our July 1998 initial public offering, we require that all material transactions with our officers, directors and other affiliates must be approved by both a majority of the board and a majority of the disinterested directors.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file reports of securities ownership and changes in ownership with the SEC and Nasdaq. These persons also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of those reports furnished to us and representations that no other reports were required, we believe that, during fiscal 1999, our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that Richardson M. Roberts failed to file a Form 3 in a timely manner upon his appointment to the board of directors.

                             EXECUTIVE COMPENSATION

         The following table provides information about the cash and non-cash compensation during 1999, 1998 and 1997 earned by or awarded to our Chief Executive Officer and the other three executive officers whose combined salary and bonus exceeded $100,000 during 1999. These four officers are the "named executive officers" of our company. Mr. Edwards served as our Chief Executive Officer and Chairman of the Board from October 1995 until August 1999. The amount reflected in "All Other Compensation" was paid to Mr. Edwards in connection with the termination of his employment. Mr. Baroco served as our President and Chief Operating Officer during the entire period for which information is provided. He also served as our Chief Executive Officer from October 1999 to February 2000. Mr. Lowthers served as our Executive Vice President and Chief Financial Officer from November 1997 until February 2000. The amounts reflected in "Other Compensation" represent automobile lease payments we made on behalf of the applicable executive.


                                                                                       Long Term
                                                     Annual Compensation             Compensation
                                           -----------------------------------      -------------
                                                                                       Securities
                                                                      Other           Underlying          All Other
Name and Principal Positions         Year     Salary      Bonus   Compensation          Options         Compensation
----------------------------        -----  -----------------------------------      -------------      -------------

Drew W.  Edwards............         1999   $118,750   $ 62,500     $  4,305                --            $1,040,000
  Former Chief Executive Officer     1998   $150,000   $389,500     $  8,875           170,000                 --
  and Chairman of the Board          1997   $ 62,000   $100,000     $  5,382                --                 --

Henry M.  Baroco............         1999   $193,750   $ 87,500     $ 10,278                --                 --
  President, Chief Operating         1998   $150,000   $277,500     $ 10,543           170,000                 --
  Officer and Chief Executive        1997   $100,000   $ 50,000     $  5,369                --                 --
  Officer

Bruce F.  Lowthers, Jr......         1999   $138,125   $ 25,312     $ 12,150                --                 --
  Former Executive Vice President    1998   $125,000   $168,625     $  5,600           120,000                 --
  and Chief Financial Officer        1997   $ 16,666         --           --           300,000                 --

Cleve B.  Shultz............         1999   $133,750   $ 25,112     $  5,390                --                 --
  Executive Vice President           1998   $ 90,000   $116,500     $  6,000            85,000                 --
  and Secretary                      1997   $ 60,000         --     $  6,200                --                 --



Option Grants and Exercises During 1999

         We did not grant stock options to any of the named executive officers during 1999. Also, during 1999 none of the named executive officers exercised stock options. The following table provides information with respect to each of the named executive officers concerning the value of all unexercised options they held at December 31, 1999. The "Value of Unexercised In-the-Money Options at Fiscal Year End" represents the difference between the exercise price per share and the $4.00 per share market value of the common stock at December 31, 1999 as reported on the Nasdaq National Market.

                                                        Number of Securities            Value of Unexercised
                            Shares                     Underlying Unexercised          In-the-Money Options at
                           Acquired                  Options at Fiscal Year-End            Fiscal Year-End
                              On          Value     -----------------------------   -----------------------------
 Name                      Exercise     Realized     Exercisable  Unexercisable      Exercisable   Unexercisable
 ----                      ---------    --------     -----------  -------------      -----------   -------------
 Drew W.  Edwards..........   --          --            400,923        --            $    802,278     $      --
 Henry M.  Baroco..........   --          --          1,255,923        --            $ 3,945,778      $      --
 Bruce F.  Lowthers, Jr.  .   --          --            270,000       75,000         $    450,000     $ 225,000
 Cleve B.  Shultz..........   --          --            415,923        --            $ 1,152,278      $      --

Management Bonus Plan

         Our compensation committee is currently evaluating possible bonus structures for our management and anticipates awarding bonuses for fiscal year 2000. However, due to recent changes in our management, our compensation committee has not yet finalized the 2000 management bonus plan.

Employment Agreements

         Certain of our executive officers have entered into employment agreements with us. Our compensation committee is currently negotiating the terms of an employment agreement for G. Lynn Boggs, our chief executive officer. The current principal terms of the employment agreements with our other executive officers are summarized below.

Henry M.  Baroco

o        Serves as President and Chief Operating Officer.
o        Current base salary: $300,000, which may be increased periodically.
o        Term of two years, which renews daily for each day served.
o Incentive compensation based upon achievement of criteria established by board of directors.
o Participates in stock option plans, receives health insurance, club dues, automobile allowance and other benefits.
o        We may terminate the agreement upon death or disability,  or for cause.
o Mr. Baroco may terminate the agreement for any reason, including after a change in control.
o        If the  agreement  is  terminated  by  either  party  after a change in
         control,   other  than  for  cause:
              o Mr. Baroco receives accrued compensation and bonus, and 1/12 of annual base salary and bonus each month for 36 months, and Towne Services must continue insurance benefits until death; and
               o options held by Mr. Baroco vest and become immediately exercisable.

Cleve B. Shultz

o        Serves as Executive Vice President.
o        Current  base  salary:  at  least  $150,000,  which  may  be  increased periodically.
o        Term of one year, which renews daily for each day served.
o Incentive compensation based upon achievement of criteria established by the President and the Chief Executive Officer.
o Participates in stock option plans, receives health insurance, automobile allowance and other benefits.
o We may terminate the agreement upon death or disability, without cause with the prior approval of the board of directors, or for cause.
o If we terminate the agreement without cause, options held by Mr. Shultz vest and become immediately exercisable and Mr. Shultz receives severance payments equal to one-half of his then current base salary.
o If Mr. Shultz terminates the agreement for good reason, Mr. Shultz receives severance payments equal to one-half of his then current base salary.
o If the agreement is terminated before a change in control for any reason other than Towne Services' material breach of the agreement, we may repurchase all of his stock options at the greater of the price he paid or the current fair market value.

Director Compensation

         Historically, each non-employee director has received options to acquire 30,000 shares of common stock upon his initial election to the board of directors. Under the Director Stock Option Plan, all non-employee directors were granted 570 options in November 1999. The Director Stock Option Plan also provides for certain annual option grants which are explained in more detail in Proposal No. 2 of this proxy statement. In addition, John Collins and Bahram Yusefzadeh each received 10,000 options in August 1999 in connection with their service on a special subcommittee of the board of directors formed to find a new Chief Executive Officer and to assist in the related management transition. G. Lynn Boggs also served on this subcommittee and received alternative compensation in the form of $150,000. All of the director options vested immediately. Our policy in 1999 was to pay directors $1,000 for each board meeting they attended, and these payments were accrued but not paid in 1999. In 2000, the directors agreed to forego the payments for 1999 attendance, and accordingly no payments were made. Directors may be reimbursed for other expenses incurred in attending meetings of the board of directors or committees and for other expenses incurred in their capacity as directors.

Compensation Committee Interlocks and Insider Participation

         The members of the compensation and stock option committee in 1999 were
G. Lynn Boggs, Frank W. Brown, J. Daniel Speight, Jr., J. Stephen Turner and Bahram Yusefzadeh.

         We have an agreement with Phoenix International Ltd., Inc. to pay commissions to Phoenix International on international sales originated by Phoenix International of our Collections Works! product. In 1999 we paid approximately $167,000 in commissions to Phoenix International. In addition, we paid $276,000 to Phoenix International for its development of our interactive website. We also have a strategic marketing alliance with Phoenix International relating to our Collection Works! product. Bahram Yusefzadeh, a Towne Services director, is Chairman and Chief Executive Officer of Phoenix International.

         During 1999, we invoiced FLAG Financial Corporation $219,000 for set-up fees and processing services related to FLAG Financial's purchase of TOWNE CREDIT and TOWNE FINANCE products. J. Daniel Speight, Jr., the Chief Executive Officer of FLAG Financial, is a Towne Services director.

         We paid Brown, Burke Capital Partners $100,000 for financial advisory services relating to our acquisition of Imaging Institute, Inc. in July 1999. Frank W. Brown, a Towne Services director, is a partner of Brown, Burke Capital Partners.

         G. Lynn Boggs served on a special subcommittee of our board formed in August 1999 to find a new Chief Executive Officer and to assist in the related management transition. We paid Mr. Boggs $150,000 for his service on the subcommittee.

Compensation/Stock Option Committee Report on Executive Compensation

         Notwithstanding anything to the contrary included in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate all or any part of this proxy statement, the following report and Stock Performance Chart will not be deemed to be incorporated by reference into any of those filings.

         The members of the compensation and stock option committee in 1999 were
G. Lynn Boggs, Frank W. Brown, J. Daniel Speight, Jr., J. Stephen Turner and Bahram Yusefzadeh. When he became our Chief Executive Officer in February 2000, Mr. Boggs' status changed to non-voting member. The compensation and stock option committee reviews and determines executive compensation objectives and policies and administers our benefit plans. The committee reviews and sets the compensation of the chief executive officer and other highly compensated executive officers.

         The principal objectives of our executive compensation program are to:

o        attract, retain and motivate highly talented and productive executives;
o provide incentives for superior performance by paying above-average compensation; and
o align the interests of the executive officers with the interests of the shareholders by basing a significant portion of compensation upon company performance.

         The executive compensation program consists of three components, each of which serves a specific purpose: base salary, bonus and long-term incentive compensation like stock option grants. Our policy is to set all three components above an average of other corporations selected on the basis of certain factors. We believe that above-average compensation is necessary to attract and retain the high caliber executives necessary to make our business successful.

         Base Salary. The committee annually reviews the salaries of executives. In setting base salary levels, it considers competitive market conditions for executive compensation, company performance and individual performance.

         The measures of individual performance considered in setting 1999 salaries included a number of quantitative and qualitative factors:

o historical and recent financial performance in the officer's area of responsibility;
o        progress toward non-financial goals within this area of responsibility;
o        individual   performance;

o        experience and level of responsibility;  and
o        other contributions made to our success.

         The committee does not assign relative weights to these specific factors in determining base salary levels, and the factors actually used may vary among individual officers. As is typical for most corporations, payment of a base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

         Bonus. Our cash bonus program seeks to motivate executives to work effectively to achieve financial performance objectives and to reward them when those objectives are met. Executive bonus payments are based upon our overall profitability.

         Long-Term Incentive Compensation.  We believe that option grants:

o align executives' interests with shareholders' interests by creating a direct link between compensation and shareholder return;
o        give executives a significant, long-term interest in our success; and
o help retain key executives in a competitive market for executive talent.

         The 1998 Stock Option Plan authorizes the committee to grant stock options to executives. Option grants are made from time to time to executives whose contributions have or will have a significant impact on our long-term performance. The determination of whether option grants are appropriate each year is based upon performance measures established for each individual. Options are not necessarily granted to each executive during each year. Generally, options granted to executive officers vest in annual installments over a period of three to four years and expire ten years from the date of grant.

         Benefits. We believe that we must offer a competitive benefit program to attract and retain key executives. During 1999, we provided medical and other benefits to our executive officers that are generally available to our other employees.

         Compensation of the Chief Executive Officer. The chief executive officer's compensation plan included the same elements and performance measures as those of the other executive officers. Mr. Edwards served as Chief Executive Officer from January 1999 to August 1999. The committee believes that Mr. Edwards' total compensation during 1999 reflected the contributions that he made to our performance. Mr. Edwards' annual salary for 1999 increased to $200,000 from $150,000 in 1998, and he was awarded a bonus of $62,500. Mr. Edwards departed in August 1999. In October 1999, our President, Mr. Baroco, was named Chief Executive Officer. Mr. Baroco received no additional compensation for his service as Chief Executive Officer. Effective in February 2000, Mr. Boggs assumed the position of Chief Executive Officer. Mr. Boggs was awarded options to purchase 382,000 shares for accepting employment with Towne Services, and his base salary for 2000 will be $400,000. The committee believes the salary and options granted to Mr. Boggs are appropriate based on compensation given to other executives hired under similar circumstances.

                                       Submitted by: G. Lynn Boggs
                                                     Frank W. Brown
                                                     J. Daniel Speight, Jr.
                                                     J. Stephen Turner
                                                     Bahram Yusefzadeh

Stock Performance Graph

         The chart below compares the cumulative total shareholder return on the common stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and the Nasdaq Computer and Data Processing Services Index for the period commencing July 31, 1998 (the first date of trading of the common stock as a result of our initial public offering) and ending December 31, 1999, assuming an investment of $100 and the reinvestment of any dividends. The base price for the common stock is the initial public offering price of $8.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

--------------------------------------------------------------------------------
                                              7/31/98    12/31/98      12/31/99
                                              -------    --------      --------

Towne Services, Inc.                            100         88            50
Nasdaq (U.S.  Companies)                        100        118           219
Nasdaq (Computer & Data Processing Services)    100        132           271
--------------------------------------------------------------------------------

                      BENEFICIAL OWNERSHIP OF CAPITAL STOCK

         The following table provides information, as of March 31, 2000, concerning the beneficial ownership of common stock by: (1) each person or entity known by us to beneficially own more than 5% of the outstanding common stock; (2) each director; (3) each currently employed named executive officer; and (4) all directors and executive officers as a group. The information in the table is based on information from the named persons regarding their ownership of common stock. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                    Amount and       Percent of
                                                    Nature of          Common
                                                    Beneficial          Stock
  Name and Address of Beneficial Owner              Ownership        Outstanding
  ------------------------------------              ---------        -----------

  G. Lynn Boggs (1)..............................   1,529,993           5.6%
  Henry M. Baroco (2)............................   1,761,133           6.2
  Cleve B. Shultz (3)............................     667,635           2.4
  James M. Roberts (4)...........................     100,000             *
  Frank W. Brown (5).............................     303,635           1.1
  John W. Collins (6)............................     525,693           1.9
  J.  Stanley Mackin (7).........................      53,070             *
  Richardson M. Roberts (8)......................      70,570             *
  Joe M. Rodgers (9).............................     274,718           1.0
  John D. Schneider, Jr. (10)....................      40,070             *
  J. Daniel Speight, Jr. (11)....................     289,770           1.1
  Glenn W. Sturm (12)............................     357,974           1.3
  J. Stephen Turner (13).........................     560,570           2.1
  Bahram Yusefzadeh (14).........................     115,570             *
  Thomas A. Bryan (15)...........................   1,363,168           5.0
  SAFECO Corporation (16)........................   1,890,000           6.9
  All directors and executive officers
   as a group (17) (13 persons)..................   6,650,401          22.4
-------------------
     * Less than one percent.

(1) Includes currently exercisable options to purchase 203,993 shares of common stock.
(2) Includes currently exercisable options to purchase 1,255,923 shares of common stock.
(3) Includes currently exercisable options to purchase 415,923 shares of common stock.
(4) Represents currently exercisable options to purchase 50,000 shares of common stock and 50,000 shares that Mr. Roberts owns jointly with his wife.
(5) Includes (a) 150,000 shares of common stock held by Brown, Burke Capital Partners, Inc., of which Mr. Brown is a principal, (b) 25,047 shares of common stock held by Capital Appreciation Partners, L.P. of which Mr. Brown is the managing member of the general partner, (c) 24,263 shares that Mr. Brown owns jointly with his wife and (d) options to purchase 3,070 shares of common stock. Mr. Brown disclaims beneficial ownership of the shares held by each of Brown, Burke Capital Partners and Capital Appreciation Partners, L.P. except to the extent of his pecuniary interest in the shares.
(6) Includes 50,000 shares of common stock held by The InterCept Group, Inc., of which Mr. Collins is Chief Executive Officer, Chairman of the Board and a significant shareholder, and currently exercisable options to purchase 143,993 shares of common stock held by Mr. Collins. Mr. Collins disclaims beneficial ownership of the shares held by The InterCept Group, Inc.
(7) Represents currently exercisable options to purchase 53,070 shares of common stock.

(8) Includes currently exercisable options to purchase 30,570 shares of common stock.
(9) Includes (a) currently exercisable options to purchase 53,070 shares of common stock, (b) 200,000 shares of common stock held by Rodgers
         Capital  Group,  L.P.,  of which  Mr.  Rodgers  is a  partner,  and (c)
         warrants to purchase 21,648 shares of common stock. Mr. Rodgers disclaims beneficial ownership of the shares held by Rodgers Capital Group except to the extent of his pecuniary interest in the shares.
(10) Includes currently exercisable options to purchase 37,500 shares of common stock.
(11) Includes 231,700 shares of common stock held by FLAG Financial Corporation, of which Mr. Speight is Chief Executive Officer, President and a director, and currently exercisable options to purchase 58,070 shares of common stock. Mr. Speight disclaims beneficial ownership of the shares held by FLAG Financial Corporation except to the extent of his pecuniary interest in the shares.
(12) Includes currently exercisable options to purchase 3,070 shares of common stock.
(13) Includes currently exercisable options to purchase 55,570 shares of common stock.
(14) Includes (a) 50,000 shares owned by the Yusefzadeh Family Limited Partnership, of which Mr. Yusefzadeh is the general partner, (b) 38,400 shares owned by Mr. Yusefzadeh's children, and (c) currently exercisable options to purchase 13,070 shares of common stock. Mr. Yusefzadeh disclaims beneficial ownership of the shares held his children and the Yusefzadeh Family Partnership, except to the extent of his pecuniary interest in the shares.
(15) Includes 24,000 shares owned by Mr. Bryan's minor children and currently exercisable options to purchase 133,168 shares of common stock. Mr. Bryan is a co-founder of Towne Services and served as a director from 1995 to 1998. Mr. Bryan disclaims beneficial ownership of the shares held by his children.
(16) As reported by SAFECO Corporation in a Statement on Schedule 13G filed with the SEC as of February 10, 2000. In its Statement on Schedule 13G, SAFECO Corporation (a) reported that it is a parent holding company in accordance with Rule 13d-1(b)(ii)(G) to a subsidiary, SAFECO Asset Management Company, which serves as an investment advisor to several registered investment companies and (b) disclaimed beneficial ownership of certain of the shares. SAFECO Asset Management Company also filed a joint Statement on Schedule 13G with one of the investment companies, SAFECO Common Stock Trust, to which it provides investment advisor services. The aggregate holdings of all these entities are reflected in SAFECO Corporation's filing. SAFECO Corporation's address is SAFECO Plaza, Seattle, WA 98185.
(17) Includes (a) 1,151,957 shares held by entities affiliated with our executive officers and directors, (b) 62,400 shares held by family members of our executive officers and directors, (c) 74,263 shares held jointly by our directors and their spouses, (d) warrants to purchase 21,648 shares of common stock, and (e) currently exercisable options to purchase 2,376,892 shares of common stock. Our executive officers and directors disclaim beneficial ownership as to an aggregate of 1,684,614 of these shares.

                                 PROPOSAL NO. 2
                        APPROVAL OF AMENDED AND RESTATED
                           DIRECTOR STOCK OPTION PLAN

--------------------------------------------------------------------------------

         On April 15, 1999, the Board of Directors approved the adoption of a Director Stock Option Plan and on May 21, 1999, our shareholders approved the Director Stock Option Plan. On March 22, 2000, the Board of Directors approved the Amended and Restated Director Stock Option Plan that, if adopted, would revise the method of calculating the annual option grants to be given to non-employee directors. This plan provides for non-qualified stock options to be granted to directors of Towne and its subsidiaries.

         The Director Stock Option Plan currently provides for:

o an initial grant on November 15, 1999 to each non-employee director of options to acquire 570 shares of common stock;
o a grant to each non-employee director who is elected to the Board of Directors for the first time after May 21, 1999 of options to acquire 30,000 shares of common stock; and
o an annual grant to each non-employee director of options to acquire a number of shares of common stock on January 1 of each calendar year, the value of which, determined in accordance with the plan, equals $15,000 in 2000 and $25,000 starting in 2001.

         The Amended and Restated Director Stock Option Plan would provide for automatic option grants to non-employee directors in the following amounts (in addition to 570 options that already have been granted) on the occurrence of the following events:

o 30,000 options on the date of initial election as a director of Towne Services or a subsidiary;
o 10,000 options on January 1 of each calendar year for service as a non-employee director during that year; and
o 5,000 options on January 1 of each calendar year for service on each committee of the Board of Directors on which the director will serve during that year.

         The proposed changes to the annual option grant provisions are necessary to simplify the administration of the plan. Originally, the annual grant formulas were designed to comply with regulations relating to director stock option plans that were proposed and pending approval by the SEC when the plan was adopted. These regulations were never formally finalized or adopted and have since been abandoned by the SEC. The formulas used to determine annual grants are complex and divert valuable financial and administrative resources to implement properly. Given that the SEC will not require these complex formulas, the Board of Directors resolved to adopt a simpler, more predictable method of determining the number of options to be granted to directors annually for their service.

         The Board of Directors believes that the adoption of this amendment and restatement of the plan will simplify the administration of the plan. The principal provisions of the plan, as proposed to be amended and restated, are summarized below. This summary is not complete and is qualified in its entirety by reference to the plan, a copy of which is attached to this proxy statement as Appendix A.

Description of the Amended and Restated Director Stock Option Plan

         The Amended and Restated Director Stock Option Plan provides for the grant of "non-qualified stock options," or stock options which are not incentive stock options as defined in Section 422 of the Internal Revenue Code, to non-employee directors of Towne Services and its subsidiaries. Towne Services currently has ten non-employee directors.

         Under the plan, options may be issued for a maximum of 300,000 shares of common stock. The number of shares available for issuance will increase automatically on January 1 of each year by the lesser of 50,000 shares or an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day before January 1, but not above 500,000 shares in total. The plan provides for adjustment of the number of shares (a) available for granting of options in the future and (b) to be issued on the exercise of outstanding options, in the event of stock splits or dividends, business combinations or other similar events affecting our common stock. The Board of Directors administers the plan with certain limitations. As of March 31, 2000, there were 6,270 options outstanding under the Director Stock Option Plan.

         The plan provides for options to be granted to non-employee directors automatically in the following amounts (in addition to 570 options granted on November 15, 1999):

o 30,000 on the date of initial election as a director of Towne Services or a subsidiary;
o 10,000 on January 1 of each calendar year for service as a non-employee director during that year; and
o 5,000 options on January 1 of each calendar year for service on each committee of the Board of Directors on which the director will serve during that year.


         We have not yet approved the 2000 annual option grants permitted by the Director Stock Option Plan. If the Amended and Restated Director Stock Option Plan is approved by our shareholders, we intend to approve the 2000 annual option grants as permitted by the amended and restated version. If the Amended and Restated Director Stock Option Plan is not approved, we will approve the 2000 annual option grants in accordance with the currently existing formula.

         The following table reflects the options we expect to grant in 2000 under the Amended and Restated Director Stock Option Plan to our non-executive directors as a group. No executive officers or other employees will receive options under this plan.

                                NEW PLAN BENEFITS
                 Amended and Restated Director Stock Option Plan

                                                                 Securities
                                                                 Underlying
  Name and Position                                               Options
 ------------------                                               -------
  Non-Executive Director Group.............................        155,000

         Because the option exercise price is fixed at the time the option is granted at the fair market value on the date of grant as determined by the closing sales price of Towne Services' shares on the business day immediately preceding the grant date, the dollar value of the grants to the directors is not now determinable. On the date of grant, each option will be exercisable, in whole or in part, as to the total number of shares granted, but the stock acquired pursuant to any exercise may not be disposed of before the six month anniversary of the date of grant. The options will expire five years after the date of grant, unless cancelled sooner as a result of termination of service or death, or unless the option is fully exercised prior to the end of the option period. The unexercised portion of an option automatically terminates and is forfeited upon the earlier of:

o 180 days after the optionee's position as a director terminates, other than because of death or disability;
o        one year after the death of the optionee;
o one year after termination of the optionee's position as a director because of mental or physical disability; or
o        five years after the date of the grant.

The exercise price of the options to purchase shares of common stock can be paid:

         o        in cash,
         o in securities of Towne Services owned by the optionee, subject to certain limitations, or
         o without exchanging funds, by the optionee receiving a number of shares purchased under the option less a number of shares equal to the exercise price.

         Under the plan, upon a declaration of a stock dividend or certain reclassifications, a proportional adjustment will be made to the number of shares subject to options outstanding, reserved under the plan, and granted as subsequent options.

         All options granted will be evidenced by an option agreement between Towne Services and the optionee. Other than these automatic grants of options, no other options will be granted under the plan to directors of Towne Services. However, the Board of Directors, as administrator of the plan, may grant options under the plan to directors of subsidiaries who are not directors of Towne Services.

         If a reorganization occurs and Towne Services is not the survivor, but the survivor elects to assume an option, each optionee is entitled to receive, upon exercise, the number of shares and any other property the optionee would have received in the reorganization if he had exercised immediately before the reorganization.

         The board of directors can amend the plan to comply with changes in the Internal Revenue Code or ERISA at any time. For any other purpose, the board of directors can only amend the plan once every six months.

Federal Income Tax Consequences of Non-Qualified Options

         Generally, an optionee will not be subject to tax at the time a non-qualified option is granted. An optionee who exercises a non-qualified option will include in income as of the date of exercise the amount by which the fair market value of the common stock as of the date of exercise exceeds the amount paid to exercise the option. The optionee's federal income tax cost basis for the common stock will be the amount paid for the common stock plus the income recognized. If the optionees use common stock in full or partial payment of the exercise price of a nonqualified option, then the exchange should not affect the federal income tax treatment of the exercise. The net additional shares of common stock received on such exercise by the optionee will have a federal income tax costs basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sales of the common stock will result in a capital gain or loss equal to the difference between the optionee's federal income tax cost basis for the common stock and the sale price.

         We will be entitled to a federal income tax deduction as of the date the optionee recognized ordinary income in the amount of ordinary income recognized by the optionee. In addition, we may be required to withhold income tax and employment tax with respect to the ordinary income recognized by the optionee at the time of exercise.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
           ADOPT THEAMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
--------------------------------------------------------------------------------
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Our audit committee has recommended, and the Board of Directors has approved, the appointment of Arthur Andersen LLP as our independent public accountants subject to your approval. Arthur Andersen LLP has served as our independent public accountants since 1997. Representatives of Arthur Andersen LLP will attend the annual meeting to answer appropriate questions. They also may make a statement.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
                ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         If you want us to consider including a proposal in our 2001 proxy statement, you must deliver it to our Secretary at our principal place of business in Suwanee, Georgia no later than December 21, 2000. You may also submit the names of individuals who you wish to be considered by the board of directors as nominees for directors. Additionally, the advance notice provisions of our bylaws require that any shareholder proposal to be presented from the floor at the next annual meeting must be received between February 21, 2001 and March 23, 2001.

                             ADDITIONAL INFORMATION

         We have included a copy of our 1999 Annual Report on Form 10-K with this proxy statement. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of receipt of your written or oral request, a copy of any and all of the exhibits to the Annual Report on Form 10-K upon your request. Please direct your request to Cleve B. Shultz, Secretary, Towne Services, Inc., 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024; (678) 475-5200.

         We are subject to the information requirements of the Securities Exchange Act of 1934, which means that we are required to file reports, proxy statements and other information at the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements, and registration statements and other information regarding registrants that file electronically with the SEC through the EDGAR system. Our common stock is traded on the Nasdaq National Market (Symbol: TWNE), and reports, proxy statements and other information may also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to be presented for action by the shareholders at the annual meeting. If, however, any other matters not now known are properly brought before the annual meeting, the persons named in the proxy card will vote such proxy on those matters as determined by a majority of the Board of Directors.

                                       By Order of the Board of Directors

                                       /s/   G. Lynn Boggs

                                       G. Lynn Boggs
                                       Chief Executive Officer

Suwanee, Georgia
Dated:  April 26, 2000

                                                                     APPENDIX A




                              AMENDED AND RESTATED

                           DIRECTOR STOCK OPTION PLAN
                                       OF

                              TOWNE SERVICES, INC.

                             ADOPTED: April 15, 1999

                             AMENDED: March 22, 2000

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Purpose...................................................................1
Definitions...............................................................1
Total Aggregate Shares....................................................2
Rule 16b-3 Plan and Shareholder Approval..................................2
Type of Options...........................................................3
Grants of Options.........................................................3
Exercise Price, Vesting Schedule and Term of Option.......................3
Exercise of Option........................................................4
Termination of Option Period..............................................4
Assignability of Options..................................................5
Adjustments...............................................................5
Purchase for Investment...................................................6
Amendments, Modifications, Suspension or Discontinuance of this Plan......6
Governmental Regulation...................................................6
Miscellaneous.............................................................6
Effective Date and Termination Date.......................................6

                              AMENDED AND RESTATED

                           DIRECTOR STOCK OPTION PLAN
                                       OF
                              TOWNE SERVICES, INC.

         1. Purpose. The Amended and Restated Director Stock Option Plan of TOWNE SERVICES, INC. (the "Company") is intended as an incentive to retain, as directors of the Company and its Subsidiaries, persons of training, experience and ability, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

         2. Definitions. As used herein, the following terms shall have the meanings indicated:

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (c) "Common Stock" shall mean the Common Stock of the Company, without par value per share.

               (d) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 6(c) hereof.

               (e) "Director" shall mean a member of the Board or of the board of directors of a Subsidiary of the Company.

               (f) "Eligible Person(s)" shall mean those persons who are, as of a specified date, non-employee Directors.

               (g) "ERISA" shall mean the Employee Retirement Income Security Act, as amended.

               (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (i) "Fair Market Value" of a Share on any date of reference shall be the Closing Price on the business day preceding such date. For this purpose, the "Closing Price" of the Shares on any business day shall be: (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation; (ii) if Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the average of the closing high bid and low asked quotations for such day of Shares on such system; (iii) if neither clause
(i) nor (ii) is applicable, the average of the high bid and low asked quotations for Shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five of the ten preceding days; or (iv) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sale price of the Shares for such day and on such system.

               (j) "Initial Grant Date" shall mean the date upon which the first grant under this Plan is approved by the Board or the date upon which shareholder approval of this Plan occurs, whichever is sooner.

               (k) "Nonqualified Stock Option" shall mean a stock option that is not an incentive stock option, as defined in Section 422 of the Code.

               (l) "Option" shall mean any option granted under this Plan.

               (m) "Option Agreement" shall mean an option agreement between the Company and an Optionee.

               (n) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death or disability of such person.

               (o) "Original Plan" shall mean the Plan, in its form prior to the March 2000 amendment and restatement relating to the annual Option grants.

               (p) "Plan" shall mean this Amended and Restated Director Stock Option Plan of Towne Services, Inc.

               (q) "Share(s)" shall mean a share or shares of the Common Stock.

               (r) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chains.

         3. Total  Aggregate  Shares.  Subject to the  adjustments  set forth in
Section 11 hereof, a total of 300,000 Shares shall be subject to the Plan. The number of Shares available for issuance under this Plan shall automatically increase on the first day of each calendar year beginning January 1, 2001, by an amount equal to the lesser of 50,000 shares or one percent (1%) of the total number of shares of Common Stock outstanding on the trading day immediately preceding January 1, but not above 500,000 Shares in total. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company, or any Subsidiary, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may again be the subject of any Option under the Plan.

         4. Rule 16b-3 Plan and Shareholder Approval. The Company intends for this Plan to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Accordingly, the Original Plan was submitted to and approved by the shareholders in May 1999. This Plan will be subject to approval by shareholders of the Company owning a majority of the issued and outstanding shares of Common Stock present or represented and entitled to vote at a meeting duly held in accordance with applicable law. If the shareholders do not approve this Plan, the Original Plan will continue to operate as previously approved.

         5. Type of Options. An Option granted hereunder shall be a Nonqualified Stock Option.

         6. Grants of Options.

               (a) Options shall be granted only to Eligible Persons. Each Option shall be evidenced by an Option Agreement, which shall contain terms that are not inconsistent with this Plan or applicable laws.

               (b) The Options granted to Directors under this Plan shall be in addition to regular director's fees, if any, or other benefits, if any, with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Options granted under the Plan shall confer upon any person any right to continue to serve as a Director.

               (c) Options shall automatically be granted as follows:

                   (i) on the later of  November  15, 1999 or the date this Plan is approved by the shareholders of the Company, each Eligible Person shall be granted an Option to acquire 570 shares of Common Stock;

                   (ii) each Eligible  Person who becomes an Eligible  Person by reason of being elected as a Director of the Company after the Initial Grant Date of the adoption of this Plan shall automatically be granted on the date of his or her initial election an Option to acquire 30,000 shares of Common Stock for his or her service as a Director of the Company;

                   (iii) on January 1 of each calendar year beginning January 1,
               2000, each Eligible Person shall automatically be granted an Option to acquire 10,000 shares of Common Stock for his or her service as a Director for such year; and

                   (iv) on January 1 of each calendar year beginning  January 1,
               2000, each Eligible Person shall automatically be granted an Option for 5,000 shares of Common Stock for his or her service on each committee of the Board of Directors on which such Eligible Person will serve for such year.

               (d) Except for the automatic grants of Options under Section 6(c), no Options shall otherwise be granted hereunder to members of the Board, and the Board shall not have any discretion with respect to the grant of Options to members of the Board within the meaning of Rule 16b-3 promulgated under the Exchange Act, or any successor rule to members of the Board. The Board may, however, grant Options to Directors of Subsidiaries who are not also Directors of the Board.

         7. Exercise Price, Vesting Schedule and Term of Option.

               (a) The exercise price of each Share placed under an Option pursuant to this Plan shall be the Fair Market Value of such Share on the Date of Grant.

               (b) Each grant shall vest immediately on the Date of Grant.

               (c) Each Option granted under this Plan shall have a term of five years from the Date of Grant of such Option.

         8. Exercise of Option.

               (a) After the six-month anniversary of the Date of Grant of an Option, such Option may be exercised at any time and from time to time during the term of such Option, in whole or in part.

               (b) Options may be exercised: (i) during the Optionee's lifetime, solely by the Optionee; (ii) if an Option has been assigned pursuant to Section 10 hereof, by the successor Optionee; or (iii) after Optionee's death, by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

               (c) An Option shall be deemed exercised when: (i) the Company has received written notice of such exercise delivered to the Company in accordance with the notice provisions of the applicable Option Agreement; (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been tendered to the Company; and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with the applicable federal or state income tax withholding requirements.

               (d) The exercise price of any Shares purchased shall be paid, at the option of the Optionee and upon delivery of documentation satisfactory to the Company: (i) solely in cash by certified check, cashier's check, money order or personal check (if approved by the Board); (ii) in Common Stock or other securities of the Company of any series theretofore owned by such Optionee; or
(iii) without the exchange of any funds, by the Optionee electing to receive the full number of Shares purchasable under the Option then being exercised less that number of Shares that have a value (i.e., the Fair Market Value of the Shares less the Exercise Price with respect to such Shares) being equal to the Exercise Price (or by a combination of the above); provided, however, that, in the case of the preceding clause (ii), if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option; provided, further, however, that such exercise transaction shall not result in a violation of Section 16 of the Exchange Act. For purposes of determining the amount, if any, of the exercise price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock or other securities of the Company delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company.

               (e) The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Shares purchasable upon the exercise of any part of an Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

         9. Termination of Option Period. The unexercised portion of an Option shall automatically and without notice terminate and become null and void and be forfeited upon the earliest to occur of the following:

                   (i) if the  Optionee's  position  as a  Director  terminates, other than by reason of such Optionee's death or disability, 180 days after the date that the Optionee's position as a Director terminates;

                   (ii) one year after the death of Optionee;

                   (iii) one year after the date on which the Optionee's position as Director is terminated by reason of a mental or physical disability determined by a medical doctor satisfactory to the Company; or

                   (iv) five years after the Date of Grant of such Option.

         10. Assignability of Options. No Option shall be assignable or otherwise transferable, except to members of the Optionee's immediate family or by will, or the laws of descent and distribution, and no Option shall be transferrable by an Optionee in violation of Section 16 of the Exchange Act.

11.      Adjustments.

               (a) If at any time there shall be an increase or decrease in the number of issued and outstanding Shares, through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then appropriate proportional adjustment shall be made in the number of Shares (and, with respect to Options, the exercise price per Share): (i) subject to outstanding Options; (ii) reserved under the Plan; and
(iii) granted as subsequent Options.

               (b) In the event of a merger, consolidation or other reorganization of the Company under the terms of which the Company is not the surviving corporation, but the surviving corporation elects to assume an Option, each Optionee shall be entitled to receive, upon the exercise of such Option, with respect to each Share: (i) the number of shares of stock of the surviving corporation (or equity interest in any other entity); and (ii) any other notes, evidences of indebtedness or other property, that the Optionee would have received in connection with such merger, consolidation or other reorganization had he exercised the Option with respect to such Shares immediately prior to such merger, consolidation or other reorganization.

               (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

               (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         12. Purchase for Investment. As a condition of any issuance of a stock certificate for Shares, the Board may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan or any law or regulation, including, but not limited to, the following:

               (a) a representation and warranty by the Optionee to the Company, at the time his Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

               (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the certificates representing the Shares.

         13. Amendments, Modifications, Suspension or Discontinuance of this Plan. For the purpose of complying with changes in the Code or ERISA, the Board may amend, modify, suspend or terminate the Plan at any time. For the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Board may amend, modify, suspend or terminate the Plan only once every six months.

         14. Governmental Regulation. This Plan and the granting of Options and the exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

         15. Miscellaneous.

               (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

               (b) This Plan shall be governed by the laws of the State of Georgia.

               (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

               (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

         16. Effective Date and Termination Date The effective date of the Original Plan was April 15, 1999, the date on which the Board adopted the Original Plan. The Original Plan was approved by the holders of a majority of the common stock, without series designation, at a duly held meeting of the shareholders of the Company on May 21, 1999, at which a quorum was present representing a majority of all outstanding voting common stock, without series designation. This Plan, which revises the level of annual Option grants to Eligible Persons, will be effective as of March 22, 2000, the date the Board approved this Plan, but is subject to the approval of the holders of a majority of the common stock, without series designation, present either in person or by proxy and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum is present representing a majority of all outstanding voting common stock, without series designation. In the event that such shareholder approval is not obtained, all amendments represented by this Plan shall be null and void and the Original Plan shall continue to operate. This Plan shall terminate on the tenth anniversary of the effective date of the Original Plan.

                            PROXY FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                              TOWNE SERVICES, INC.
                           TO BE HELD ON MAY 23, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints G. Lynn Boggs and Henry
M. Baroco and each or either of them as true and lawful agents and proxies of the undersigned with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Towne Services, Inc. ("Towne Services") that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Towne Services to be held on May 23, 2000 at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097 at 9:00 a.m. local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors recommends a vote FOR all proposals. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all proposals.

1.       ELECTION OF DIRECTORS:

                  HENRY M.  BAROCO          GLENN W.  STURM
                  JOE M.  RODGERS           J.  STEPHEN TURNER
                  RICHARDSON M.  ROBERTS

                  |_|  FOR all nominees          |_| WITHHOLD AUTHORITY to
                       listed (except as             vote for all nominees
                       marked to the contrary)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)

2. PROPOSAL to approve the Amended and Restated Director Stock Option Plan of Towne Services to revise the provisions relating to the annual option grants to non-employee directors.

            |_| FOR              |_|      AGAINST           |_|     ABSTAIN

3.       PROPOSAL  to  ratify  the   appointment  of  Arthur   Andersen  LLP  as
         independent public accountants of Towne Services for the year ending December 31, 2000.

            |_| FOR              |_|      AGAINST           |_|     ABSTAIN

4. IN THEIR DISCRETION, G. Lynn Boggs and Henry M. Baroco may act upon such other business as may properly come before the meeting or any adjournment thereof.




                              Dated:     ________________________________,  2000

                                  ______________________________________________
                                        Signature of Shareholder(s)

                                  ______________________________________________
                                        Signature of Shareholder(s)

                                        Please  sign  exactly  as name or  names
                                        appear on your stock certificate.  Where
                                        more  than one owner is shown on a stock
                                        certificate,  each  owner  should  sign.
                                        Persons   signing  in  a  fiduciary   or
                                        representative  capacity  must give full
                                        title. If a corporation,  please sign in
                                        full   corporate   name  by   authorized
                                        officer.  If a partnership,  please sign
                                        in   partnership   name  by   authorized
                                        person.

         PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.